                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. N/A)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2)
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                XPLOR CORPORATION
                (Name of Registrant as Specified In Its Charter)

         (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
22(A)(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 9Set forth the amount on which the filing fee is calculated and state how it was determined):
         4) Proposed maximum aggregate value of transaction:
         5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
         2) Form, Schedule or Registration Statement No.:
         3) Filing Party:
         4) Date Filed:

                                                                     PRELIMINARY


                                Xplor Corporation



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS





               TO THE OWNERS OF COMMON STOCK OF XPLOR CORPORATION

           The Annual Meeting of Stockholders of Xplor Corporation, a
Delaware corporation (the "Company"), will be held at the offices of D.H. Blair Investment Banking Corp., 44 Wall Street, Second Floor, New York, New York, on June 25,1996, at 9:30 AM, local time, for the following purposes:

     1) To elect five directors to serve until the next Annual Meeting of Stockholders;

     2)  To approve the 1995 Stock Option Plan;

     3) To ratify the appointment of Arthur Andersen & Co. as independent auditors of the Company to serve for the fiscal year ending December 31, 1996;

     4) To approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 15,000,000; and

     5) To transact such other business as may properly come before the meeting and any adjournments thereof.

           The Board of Directors has fixed the close of business on May 13, 1996 as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournments thereof.






                       By order of the Board of Directors
                                 James E. Gayle
                  Chairman, President & Chief Executive Officer




Denver, Colorado
May 13, 1996

                                Xplor Corporation
                                  1675 Broadway
                             Denver, Colorado 80202

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 25, 1996


                  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Xplor Corporation (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held at the offices of D.H. Blair Investment Banking Corp., 44 Wall Street, Second Floor, New York, New York on June 25, 1996, at 9:30AM, local time, and at any adjournments thereof.

                  All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Company, by delivering a later-dated proxy or by voting in person at the Annual Meeting.

                  The mailing address of the principal offices of the Company is 1675 Broadway, Denver, Colorado 80202. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to stockholders is May 13, 1996.

                  All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of directors to serve until the next Annual Meeting of Stockholders, in voting by proxy, stockholders may vote in favor of all nominees or withhold their votes as to all nominees, or withhold their votes as to specific nominees. With respect to the other proposals to be voted upon, stockholders may vote in favor of the proposal, against the proposal or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy.

                  If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees, FOR the approval of the 1995 Stock Option Plan, FOR the proposal to ratify the appointment of Arthur Andersen & Co. as independent auditors and FOR the amendment of the Certificate of Incorporation to increase the number of authorized shares of Common Stock.

                  The election of directors will require the affirmative vote of a plurality of the shares of Common Stock voting at the Annual Meeting; the approval of the 1995 Stock Option Plan and the ratification of the appointment of Arthur Andersen & Co. as independent auditors will require the affirmative vote of a majority of the shares of Common Stock voting on the proposal; and the approval of the amendment of the Certificate of Incorporation to increase the number of authorized shares of Common Stock will require the affirmative vote of a majority of the shares of Common Stock outstanding.

                  Only owners of record of shares of Common Stock of the Company at the close of business on May 13, 1996 are entitled to vote at the meeting or adjournments thereof. Each owner of record on the record date is entitled to one vote for each share of Common Stock of the Company so held. On May __, 1996, there were ________ shares of Common Stock of the Company issued and outstanding.

                              ELECTION OF DIRECTORS
                                    (Item 1)

                  The number of directors of the Company fixed in accordance with the By-Laws of the Company is five, each of whom is to be elected at the Annual Meeting of Stockholders.

                  Should any one or more of the nominees become unable to serve for any reason, which is not anticipated, the Board of Directors may designate substitute nominees, in which event the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of such substitute nominee or nominees.


                              NOMINEES FOR ELECTION

- --------------------------------------------------------------------------------

JAMES E. GAYLE                                               Director since 1994
Houston, Texas                                                            Age 46

Mr. Gayle was elected as a director and as chief executive officer of the Company in June 1994, Chairman effective July 1994 and President effective September 1994. Since 1979, he has been Chairman, President and sole stockholder of HGX Energy Corporation which provides market and contract consulting services to independent oil and gas exploration and production companies, natural gas pipeline companies and local distribution companies. Previously, he held positions at Lone Star Gas Company (a division of ENSERCH), Valero Transmission Company and Exxon and has been directly involved in the oil and gas business for over twenty years.

- --------------------------------------------------------------------------------

MARTIN A. BELL                                               Director since 1991
New York, New York                                                        Age 44

Mr. Bell is the Vice Chairman and General Counsel at D. H. Blair Investment Banking Corp. and has been General Counsel of that organization and predecessor companies since 1991. D. H. Blair Investment Banking Corp. is a member of the New York Stock Exchange.

- --------------------------------------------------------------------------------

J. MORTON DAVIS                                              Director since 1986
New York, New York                                                        Age 68

Mr. Davis is presently, and has been since 1962, Chairman of the Board of D. H. Blair Investment Banking Corp. and predecessor companies. Since 1967 he has also served as President of Engex Inc., a closed-end, non-diversified investment company. Mr. Davis is also a director of American List Corp. and Parliament Hill Corporation.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

RICHARD GOLDBERGER                                           Director since 1995
Cranford, New Jersey                                                      Age 66

Mr. Goldberger was elected a director in September 1995. He has been Chairman and Chief Executive Officer of Linda's Flame Roasted Chicken (restaurants and restaurant franchising) since 1992 and is a director of United Jersey Banks. Mr. Goldberger was Chairman, Chief Executive Officer and founder of Garden State Brickface Company from 1953 until 1989.

- --------------------------------------------------------------------------------

LEONARD TOBOROFF                                             Director since 1994
New York, New York                                                        Age 63

Mr. Toboroff, a private investor, has been for more than the last five years Vice Chairman of Riddell Sports Inc., a manufacturer of protective sports equipment. He serves as a director of Riddell, Allis-Chalmers Corporation (oil field services), Banner Aerospace Inc. (aviation parts and aircraft sales), Engex Inc. (closed-end, non-diversified investment company) and Saratoga Beverages Inc. (branded water products).

- --------------------------------------------------------------------------------

BOARD AND COMMITTEE MEETINGS

                  The Board of Directors met once and acted by written consent twice in 1995. The only Board Committee is the Stock Option Plan Committee comprised of Messrs. Davis, Goldberger and Toboroff which met once in 1995. The Board of Directors has no standing audit, nominating or compensation committees. The Board of Directors, excluding officers, acting as a committee of the whole, performs these functions.

DIRECTOR COMPENSATION

                  Directors of the Company receive no fee or retainer for serving as a director. Each Director is entitled to reimbursement of expenses incurred in attending meetings. Directors who are not officers or employees of the Company and are not holders of 5% or more of the Company's outstanding stock receive annually options to purchase 10,000 shares of the Company's stock at an exercise price equal to the fair market value at the time of grant.

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING THE ELECTION OF DIRECTORS

                  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR JAMES E. GAYLE, MARTIN A. BELL, J. MORTON DAVIS, RICHARD GOLDBERGER AND LEONARD TOBOROFF AS DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. PROXIES RECEIVED BY THE COMPANY WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

                  OWNERSHIP OF EQUITY SECURITIES IN THE COMPANY

                  Set forth below is information concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the Company's Common Stock, all directors, and all directors and officers of the Company as a group, based upon the _______ shares of Common Stock outstanding on May __, 1996.

 Name of Beneficial Holder           Amount and Nature
   or Identity of Group         of Beneficial Ownership (1)     Percent of Class
   --------------------         ---------------------------     ----------------
J. Morton Davis(2)                    1,059,312(3)(4)                51.2%
James E. Gayle                           25,000(4)                    1.2%
Martin A. Bell                           30,500(4)(5)                 1.5%
Richard Goldberger                       10,000(4)                     .5%
Kinder Investments, L.P.(6)             503,000(7)                   19.8%
Leonard Toboroff                         10,000(4)                     .5%
All directors and officers            1,135,115(4)                   54.9%
as a group (5 persons)

- ----------------------------

         (1) All persons named have sole voting and investment power, except as otherwise noted.

         (2) 44 Wall Street, New York, NY 10005.

         (3) Includes: (i) 762,707 shares owned by D.H. Blair Investment Banking Corp. ("Blair Investment"); (ii) warrants to purchase 10,000 shares at $2.125 per share expiring June 10, 1997 owned by Blair Investment; (iii) warrants to purchase 20,000 shares at $3.29 per share expiring September 1, 1999 owned by Blair Investment; (iv) 163,411 shares owned by Rivkalex Corp. ("Rivkalex"); (v) 67,354 shares owned by Rosalind Davidowitz, Mr. Davis' spouse; and (vi) 35,840 shares owned by Parliament Hill Corporation ("PHC"). Mr. Davis is the sole stockholder of Blair Investment. Blair Investment may be deemed to own 792,707 or 38.3% of the Company's Common Stock. Ms. Davidowitz may be deemed to beneficially own 266,605 shares or 13.1% of the Company's Common Stock. Rivkalex may be deemed to beneficially own 163,411 shares or 8% of the Company's Common Stock. Mr. Davis has sole power to vote or to direct the vote, to dispose or to direct the disposition of shares owned by Blair Investment. Ms. Davidowitz and the Board of Directors of PHC, of which Mr. Davis is a director and Chairman, have the power to vote or to direct the vote, to dispose or to direct the disposition of shares owned by PHC. Ms. Davidowitz has sole voting and dispositive control of the shares owned by herself and Rivkalex. Mr. Davis disclaims beneficial ownership of all shares attributed to Rosalind Davidowitz and Rivkalex. PHC is a private corporation of which Rosalind Davidowitz beneficially owns 72.6% and Blair Investment beneficially owns 13.4%. The number of shares shown does not include any shares beneficially owned by Kinder Investments, L.P. and referred to in note (7) below, the ownership of which are disclaimed by Mr. Davis, Ms. Davidowitz and Blair Investment.

         (4) Includes immediately exercisable options to purchase shares as follows: Mr. Davis, 30,000 shares; Mr. Gayle, 25,000 shares; Mr. Bell, 30,000 shares; Mr. Goldberger, 10,000 shares; Mr. Toboroff, 10,000 shares; and all officers and directors as a group, 105,000 shares.

         (5) Excludes shares owned by Blair Investment, with which Mr. Bell is employed, as beneficial ownership of such shares is disclaimed by Mr. Bell.

         (6) 779 CR 403, Greenville, NY 12083.

         (7) Includes 500,000 shares issuable pursuant to the warrant exercisable at $2.00 per share issued in 1995 as described in Item 13. The General Partner of Kinder Investments, L.P. ("Kinder") is Kenton E. Wood who has sole voting and dispositive power over shares owned by Kinder. Mr. Wood is also Chief Executive Officer and a director and stockholder of D.H. Blair & Co., Inc. ("Blair"). Certain limited partners of Kinder are also stockholders of Blair. The limited partners of Kinder are the children and grandchildren of J. Morton Davis and Rosalind Davidowitz. The number of shares shown does not include any shares owned by Blair Investment, Mr. Davis or Ms. Davidowitz, the beneficial ownership of which are disclaimed by Kinder and Mr. Wood.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

                  In connection with a proposed acquisition in 1995, the Company secured a commitment for a $1.0 million loan from Kinder Investments, L.P. ("Kinder"). In consideration for the commitment, on October 23, 1995 the Company issued a warrant to purchase 500,000 shares of Common Stock exercisable at $2.00 per share through October 23, 2000. The limited partners of Kinder are the children and grandchildren of J. Morton Davis and Rosalind Davidowitz. See Note
(7) to the preceding table. During 1995, the Company purchased, for $102,000, interests in certain producing properties from two partnerships of which Parliament Hill Corporation is the general partner. See Note (3) to the preceding table.

                             EXECUTIVE COMPENSATION

                  The following table sets forth the compensation paid by the Company for the three years ended December 31, 1995 to its chief executive officer. At no time during this period did the Company pay any executive officer annual compensation exceeding $100,000.

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                             ------------------------------                ----------------------

   NAME AND POSITION       FISCAL YEAR       SALARY($)             BONUS($)                   OPTION AWARDS (#)
   -----------------       -----------       ---------             --------                   -----------------
James E. Gayle            1993                 - 0 -                - 0 -                           - 0 -
Chairman, President       1994                71,508                - 0 -                          100,000
& CEO (A)                 1995                96,000                - 0 -                          150,000

James A. Scarpone         1993                24,462                20,000                         20,000
Chairman & CEO            1994                12,000                - 0 -                           - 0 -
                          1995                 - 0 -                - 0 -                           - 0 -

- ------------------------------------

         (A) Mr. Gayle became chief executive officer in June 1994, replacing Mr. Scarpone. The amount shown as salary compensation for 1994 includes consulting fees paid during 1994 to Mr. Gayle's affiliate, HGX Energy Corporation, which had been acting as a consultant to the Company prior to his election.

                  The Company does not have a long-term incentive plan or a retirement plan. It maintains only the stock option plans reflected in the foregoing and following tables. The following table sets forth information with respect to fiscal 1995 concerning individual grants of stock options, exercises and values relating to the Company's chief executive officer.

                                                   INDIVIDUAL GRANTS
                                                   -----------------

                                                   % OF TOTAL OPTIONS
                          NUMBER OF SECURITIES      GRANTED EMPLOYEES       EXERCISE OR BASE
         NAME              UNDERLYING OPTIONS        IN FISCAL YEAR          PRICE ($/SHARE)     EXPIRATION DATE
         ----              ------------------        --------------          ---------------     ---------------
James E. Gayle                 150,000(A)                  94%                    $1.50           JUNE 27, 2005


                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
                        ------------------------------------------------------------------------

                                                                               NUMBER OF
                                                                              SECURITIES
                                                                              UNDERLYING          VALUE OF UNEXERCISED
                                                                          UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                                                                             AT FY-END (#)           AT FY-END ($)

                          SHARES ACQUIRED ON                                 EXERCISABLE/            EXERCISABLE/
        NAME                 EXERCISE (#)          VALUE REALIZED ($)        UNEXERCISABLE           UNEXERCISABLE
        ----                 ------------          ------------------        -------------           -------------
James E. Gayle                   - 0 -                    - 0 -            25,000/225,000(A)       $14,062/$98,438(A)


- ------------------------------------
         (A) Includes options with respect to 79,683 shares under the 1995 Stock Option Plan adopted by the Board in 1995 which is subject to stockholder approval.

                       APPROVAL OF 1995 STOCK OPTION PLAN
                                    (Item 2)

                  The Company's 1985 Stock Option Plan ("1985 Plan") expired in August 1995 in accordance with its provisions. The Board recommends the approval of the 1995 Stock Option Plan ("1995 Plan") which is substantially the same as the 1985 Plan. A majority of the votes cast at the meeting is required for approval. Except as otherwise specified in the proxy, proxies will be voted for approval of the 1995 Plan.

                  The 1995 Plan is designed to motivate and reward key employees and consultants to attain and surpass long-range performance goals and to be competitive with other companies in securing and retaining key employees and consultants.

                  A summary of the material features of the 1995 Plan appears below. The full text of the 1995 Plan is set forth in Appendix A and should be referred to for a complete description of its provisions.

Effective Date and Expiration.

                  The 1995 Plan will become effective as of June 28,1995, if approved by stockholders, and will terminate on June 28, 2005. No award may be made under the 1995 Plan after its expiration date, but awards made previously may extend beyond that date.

Administration.

                  The 1995 Plan will be administered by the Stock Option Plan Committee of the Board of Directors which consists entirely of disinterested directors as defined by Rule 16b-3 under the Securities Exchange Act of 1934. The Committee has full authority to interpret the 1995 Plan and to establish rules for its administration. The Committee may, in its discretion, accelerate the date on which an option may be exercised if the Committee determines that to do so would be in the best interests of the Company and the participants in the 1995 Plan.

Limitations on Awards.

                  The 1995 Plan provides that over its ten-year term, stock options for not more than 500,000 shares of the Company's Common Stock (approximately 24.5% of currently outstanding shares) may be issued. On May __, 1996, the closing bid price for Company's Common Stock was $___ on the NASDAQ SmallCap Market.

Eligibility for Awards.

                  Awards can be made to any employee or consultant. An award to any key employee who also serves as a director must be approved by the Board of Directors. Non-employee directors are not eligible to receive awards. It is impossible to determine the exact number of persons who will be eligible under the Plan during its term because the selection of participants is a discretionary decision of the Committee. One option has been granted under the 1995 Plan, subject to stockholder approval, to James E. Gayle for 79,683 shares at $1.50 per share which is reflected in the tables set forth under "Executive Compensation".

Determination of Amount and Form of Award.

                  The amount of individual awards to employees or consultants will be determined by the Committee, subject to the limitations of the 1995 Plan. In determining the amount and form of an award, consideration will be given to the functions and responsibilities of the employee or consultant, his or her potential contributions to the success of the Company and other factors deemed relevant by the Committee. The Committee can grant non-statutory (nonqualified) options or options qualifying as incentive stock options under the Internal Revenue Code of 1986, as amended
(ISOs). The term of an option cannot exceed ten years from the date of grant. The option price for each grant shall be determined by the Committee. The option price of any ISO must be not less than the fair market value of a share of Common Stock on the date of grant.

Amendment.

                  The Board of Directors can amend, suspend or terminate the 1995 Plan, but , without the stockholders' approval, cannot, among other things, materially increase the benefits accruing to participants, materially modify the requirements for eligibility, or extend the term of the 1995 Plan or increase the number of shares of stock which may be issued under the 1995 Plan (except in the case of recapitalization, stock split or other changes in the corporate structure for which events the Committee may make appropriate adjustments).

Federal Income Tax Consequences.

                  The grant of an ISO or a nonqualified stock option does not result in income for the grantee or in a deduction for the Company. The exercise of a nonqualified stock option does result in ordinary income for the optionee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding is required.

                  Neither the grant nor the exercise of an ISO results in taxable income for the grantee. The excess of the market value on the exercise date over the option price of the shares, however, is an "item of adjustment" for alternative minimum tax purposes. When a grantee disposes of shares acquired by exercise of an ISO, the grantee's gain (the difference between the sale proceeds and the price paid by the grantee for the shares) upon the disposition will be taxed as capital gain provided the grantee (i) does not dispose of the shares within two years after the date of grant nor within one year after the issuance of shares upon exercise and (ii) exercises the option while an employee of the Company or a subsidiary or within three months after termination of employment for reasons other than death or disability. If the shares are disposed of before the expiration of either period, the grantee generally will realize ordinary income in the year of the disqualifying disposition.

RECOMMENDATION OF THE BOARD OF DIRECTORS

                  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE 1995 STOCK OPTION PLAN. PROXIES RECEIVED BY THE COMPANY WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                    (Item 3)

                  The Board of Directors of the Company has appointed the firm of Arthur Andersen & Co. to serve as independent auditors of the Company for the fiscal year ending December 31, 1996, subject to ratification of this appointment by the stockholders of the Company. One or more representatives of Arthur Andersen & Co. will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

                  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN & CO. AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 1996 FISCAL YEAR. PROXIES RECEIVED BY THE COMPANY WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

             PROPOSED AMENDMENT OF THE CERTIFICATE OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                                    (Item 4)

                  The Certificate of Incorporation of the Company currently authorizes the issuance of up to 5,000,000 shares of Common Stock with a par value of $0.1 per share and 1,000,000 shares of Preferred Stock with a par value of $0.1 per share. As of May __, 1996, of the 5,000,000 shares of Common Stock authorized, ______ shares were outstanding and approximately 1,372,000 shares are reserved for issuance upon the exercise of outstanding warrants and under the 1985 Stock Option Plan and 1995 Stock Option Plan (assuming the approval of the latter), leaving fewer than 1,600,000 shares available for other purposes. There are no shares of Preferred Stock outstanding. The Board of Directors deems it advisable to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 15,000,000 shares. The Board has adopted, and recommends that the stockholders approve, the following resolution:

                  RESOLVED, that it is desirable for the Company to increase the number of authorized shares of Common Stock from 5 million to 15 million shares and to accomplish the same it is hereby declared advisable the Certificate of Incorporation be amended by changing the first sentence of Article FOURTH to read as follows:

                  The Corporation shall have authority to be exercised by the Board of Directors, to issue 15,000,000 shares of common voting stock of the par value of $0.01 per share (the "Common Stock") having an aggregate par value of $100,000 and 1,000,000 shares of preferred stock of the par value of $0.01 per share (the "Preferred Stock") having an aggregate par value of $10,000.

                  The additional shares of Common Stock would become part of the existing class of Common Stock, and the additional shares, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no preemptive rights relating to the Common Stock.

                  If the proposed amendment is approved, the additional authorized shares would be available for issuance by the Board of Directors for any proper corporate purpose at any time without further stockholder approval except as otherwise required by applicable law or securities exchange listing rules. The Board of Directors believes that it is desirable to give the Company this flexibility in considering such matters as acquisitions, raising additional capital, stock dividends, or other corporate purposes, although the Company has no present plans, agreements or understandings regarding the issuance of the proposed additional shares. To the extent that any future issue of shares is made on other than a pro rata basis to current stockholders, the present ownership of current stockholders may be diluted.

RECOMMENDATION OF THE BOARD OF DIRECTORS

                  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. PROXIES RECEIVED BY THE COMPANY WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

                  PROXY PROCEDURE AND EXPENSES OF SOLICITATION

                  All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names. Solicitation may be undertaken by mail, telephone and personal contact by directors, officers and employees of the Company without additional compensation.

                              STOCKHOLDER PROPOSALS

                  Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company on or before January 13, 1997 to be eligible for inclusion in the Company's proxy statement and proxy relating to that meeting.

                                OTHER INFORMATION

                  As to any other matter or proposal that may properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable to serve and voting on a proposal omitted from the proxy statement pursuant to the rules of the Securities and Exchange Commission, it is intended that proxies received will be voted in accordance with the discretion of the proxy holders.

                  The form of proxy and the proxy statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.




                                 James E. Gayle
                  Chairman, President & Chief Executive Officer



Denver, Colorado
May 13, 1996

         THE ANNUAL REPORT OF THE COMPANY ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 WHICH INCLUDES AUDITED FINANCIAL STATEMENTS IS ENCLOSED HEREWITH.

                                    APPENDIX A



                                XPLOR CORPORATION


                             1995 STOCK OPTION PLAN


                                    ARTICLE I

                           PURPOSE AND EFFECTIVE DATE

         1.1 Purpose. The purpose of the Plan is to provide financial incentives for selected Employees and Consultants of Xplor Corporation thereby promoting the long-term growth and financial success of Xplor Corporation by (i) attracting and retaining Employees and Consultants of outstanding ability, (ii) strengthening Xplor Corporation's capability to develop, maintain, and direct a competent management team, (iii) providing an effective means for selected Employees and Consultants to acquire and maintain ownership of Xplor Stock, and
(iv) providing incentive compensation opportunities competitive with those of other corporations.

         1.2 Effective Date and Expiration of Plan. The Plan is adopted with an Effective Date of June 28, 1995, conditioned upon and subject to approval, within one year of the Effective Date, by a majority of the votes cast at a meeting of stockholders of the Company, or any adjournment thereof. Unless earlier terminated by the Board pursuant to Section 6.3, the Plan shall terminate on the tenth anniversary of its Effective Date. No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date.

                                   ARTICLE II

                                   DEFINITIONS

         The following words and phrases, as used in the Plan, shall have these meanings:

         2.1  "Award" means any Option.

         2.2 "Award Agreement" means the written agreement, in the form adopted by the Committee, pursuant to which a Participant is notified of an Award and agrees to the terms and conditions thereof.

         2.3  "Board" means the Board of Directors of the Company.

         2.4  "Code" means the Internal Revenue Code of 1986, as amended.

         2.5 "Committee" means those members of a committee of the Board formed to grant Awards constituted in such a manner as to permit the Plan to comply with Rule 16b-3 under the Exchange Act as it applies to a plan intended to qualify thereunder as a discretionary plan and in such a manner as to satisfy the Code and other applicable law.

         2.6  "Company" means Xplor Corporation and its successors and assigns.

         2.7 "Consultant" means any person, including an advisor, who is engaged by the Company to render services and is compensated for such services, not including Directors who are not compensated for their services or are paid only directors' fees by the Company.

         2.8 "Director" means a member of the Board of Directors of the Company.

         2.9  "Effective Date" means June 28, 1995.

         2.10 "Employee" means any person, including Officers and Directors, employed by the Company or any Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

         2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.12 "Fair Market Value" means: (a) if Xplor Stock is listed on a stock exchange or the NASDAQ National Market System, the closing price (or closing bid, if no sales occurred) on the trading day prior to determination thereof;
(b) if Xplor Stock is otherwise traded and/or regularly quoted, the mean between the high and low asked price on the trading day prior to determination thereof; or (c) in the absence of an established market, the fair market value determined by the Committee in good faith.

         2.13 "Incentive Stock Option" means an option within the meaning of
Section 422 of the Code.

         2.14 "Nonstatutory Stock Option" means an Option granted under the Plan other than an Incentive Stock Option.

         2.15 "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         2.16 "Option" means either a Nonstatutory Stock Option or an Incentive Stock option to purchase Xplor Stock.

         2.17 "Option Price" means the price at which Xplor Stock may be purchased under an Option as provided in Section 5.4.

         2.18 "Participant" means an Employee or a Consultant to whom an Award has been made under the Plan.

         2.19 "Personal Representative" means the person or persons who, upon the death, disability or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option theretofore granted to such Participant.

         2.20 "Plan" means the Xplor Corporation 1995 Stock Option Plan.

         2.21 "Subsidiary" means a corporation, domestic or foreign, the majority of the voting stock of which is owned directly or indirectly by the Company.

         2.22 "Xplor Corporation" means the Company and all of its Subsidiaries on and after the Effective Date.

         2.23 "Xplor Stock" means Common Stock of the Company.

                                   ARTICLE III

                                 ADMINISTRATION

         3.1 Committee to Administer. The Plan shall be administered by the Committee of two or more Directors. The Committee shall have full power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its administration. The Committee's decisions shall be final and conclusive with respect to the interpretation of the Plan and any Award made under it.

         A majority of the members of the Committee shall constitute a quorum for the conduct of business at any meeting. The Committee shall act by majority vote of the members present at a duly convened meeting, which may include a meeting by conference telephone call held in accordance with applicable law. Action may be taken without a meeting if written consent thereto is given in accordance with applicable law.

         3.2 Powers of Committee. (a) Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine those Employees and Consultants who shall receive an Award, the time or times when such Award shall be made, the vesting schedule, if any, for the Award and the type of Award to be granted, whether an Incentive Stock Option or a Nonstatutory Stock Option shall be granted and the number of shares to be subject to each Option.

         (b) An Option may be granted by the Committee to an Employee or Consultant who is a Director of the Company only if approved by the Board. A Director shall not participate in a vote approving a grant to himself or herself of an Option.

         (c) The Committee shall determine and set forth in an Award Agreement the terms of each Award, including such terms, restrictions, and provisions as shall be necessary to cause certain options to qualify as Incentive Stock Options. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement relating to an Award, in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan. The Committee may, in its discretion, accelerate the date on which any Option may be exercised if the Committee determines that to do so will be in the best interests of the Company and the Participants in the Plan.


                                   ARTICLE IV

                                     AWARDS

         4.1 Awards. Awards under the Plan shall consist of Incentive Stock Options or Nonstatutory Stock Options. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Awards under a particular section of the Plan need not be uniform and Awards under two or more sections may be combined in one Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

         4.2 Eligibility For Awards. An Award may be made to any Employee or Consultant selected by the Committee. In making this selection and in determining the form and amount of the Award, the Committee may give consideration to the functions and responsibilities of the respective Employee or Consultant, his or her present and potential contributions to the success of the Company, the value of his or her services to the Company, and such other factors deemed relevant by the Committee.

         4.3 Shares Available Under the Plan. The Xplor Stock to be offered under the Plan pursuant to Options may be unissued Xplor Stock or be Xplor Stock previously issued and outstanding and reacquired by the Company. Subject to adjustment under Section 6.2, no more than 500,000 shares of Xplor Stock shall be issuable upon exercise of Options. Any shares of Xplor Stock subject to an Option which for any reason is canceled or terminated without having been exercised, shall again be available for Awards under the Plan.

                                    ARTICLE V

                                  STOCK OPTIONS

         5.1 Award of Stock Options. The Committee may, from time to time, subject to Section 3.2(b) and other provisions of the Plan and such terms and conditions as the Committee may prescribe, award Incentive Stock Options and Nonstatutory Stock Options to any Employee or Consultant. Awards of Incentive Stock Options and Nonstatutory Stock Options must be separate and not in tandem.

         5.2 Period of Option. (a) An Option granted under the Plan shall be exercisable only in accordance with the vesting schedule approved by the Committee. The Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related Award Agreement. Subject to Section 5.6, the duration of each Option shall not be more than ten years from the date of grant.

         (b) Except as provided in Section 5.6, an Option may not be exercised by a Participant, if such Participant is an Employee or Consultant, unless he or she is then, and continually (except for sick leave, military service, or other approved leave of absence) after the grant of the Option has been, an Employee or Consultant of the Company.

         5.3  Award Agreement. Each Option shall be evidenced by a Award
Agreement.

         5.4 Option Price, Exercise and Payment. The Option Price of Xplor Stock under each Option shall be determined by the Committee, but an Incentive Stock Option shall only be granted at a price not less than 100 percent of the Fair Market Value of Xplor Stock at the date such Option is granted, as determined by the Committee.

         Options may be exercised from time to time, in whole or in part, by giving written notice to the Secretary of the Company, specifying the number of shares to be purchased. The notice of exercise shall be accompanied by payment in full of the Option Price in cash. The Company shall not issue or transfer Xplor Stock upon exercise of an Option until the Option Price is fully paid.

         5.5 Limitations on Incentive Stock Options. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.

         5.6 Termination of Employment or Consulting Relationship. (a) In the event of termination of an Optionee's continuous status as an Employee or Consultant with the Company (as the case may be), such Optionee may, but only within ninety (90) days (or such other period of time of not less than thirty
(30) days as is determined by the Committee, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding ninety (90) days) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Award Agreement), exercise his Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

         (b) Notwithstanding the provisions of Section 5.6(a) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant with the Company as a result of Optionee's total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Award Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

         (c) In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death, (but in no event later than the expiration date of the term of such Option as set forth in the Award Agreement), by the Optionee's Personal Representative. To the extent that Optionee was not entitled to exercise the Option at the date of death, or if the Option is not exercised to the extent so entitled within the time specified herein, the Option shall terminate.

         (d) Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 thereunder and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         5.7 Shareowner Rights and Privileges. A Participant shall have no rights as a shareowner with respect to any shares of Xplor Stock covered by an Option until the issuance of a stock certificate to the Participant representing such shares.


                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         6.1 Nontransferability. Unless otherwise provided by the Committee, no Option under the Plan shall be transferable by the Participant otherwise than by will or, if the Participant dies intestate, by the laws of descent and distribution. All Awards shall be exercisable or received during the Participant's lifetime only by such Participant or his Personal Representative. Any transfer contrary to this Section 6.1 will nullify the Option.

         6.2 Adjustments Upon Changes in Stock. In case of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments may be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the price per share subject to outstanding Options. Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis.

         6.3  Amendment, Suspension, and Termination of Plan.

         (a) The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without stockholder approval, (i) except as provided in Section 6.2, increase the number of shares of Xplor Stock which may be issued under the Plan, (ii) materially increase the benefits accruing to Participants under the Plan, or
(iii) materially modify the requirements as to eligibility for participating in the Plan, or (iv) extend the termination date of the Plan. No such amendment, suspension, or termination shall alter or impair any outstanding Options without the consent of the Participant affected thereby.

         (b) With the consent of the Participant affected thereby, the Committee may amend or modify any outstanding Options in any manner to the extent that the Committee would have had the authority under the Plan initially to award such Options, as so modified or amended, including without limitation, to change the date or dates as of which such Options may be exercised.

         6.4 Nonuniform Determinations. The Committee's determinations under the Plan, including without limitation, (i) the determination of the Employees and Consultants to receive Awards, (ii) the form, amount, and timing of such Awards, (iii) the terms and provisions of such Awards and (iv) the Award Agreements evidencing the same, need not be uniform and may be made by it selectively among Employees and Consultants who receive, or who are eligible to receive, Awards under the Plan, whether or not such Employees or Consultants are similarly situated.

         6.5 General Restriction. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         6.6 No Right To Employment. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person or Participant the right to be retained in the employ of or as a Consultant to the Company or any Subsidiary.

                                XPLOR CORPORATION
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 25, 1996
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints J. Morton Davis and James E. Gayle or each of them as shall be in attendance at the meeting, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Xplor Corporation to be held on June 25, 1996, and at any adjournment thereof, and to vote as specified on this Proxy the number of shares of Common Stock of Xplor Corporation the undersigned would be entitled to vote if personally present upon the matters referred to on the reverse side hereof, and in their discretion upon any other business as may properly come before the meeting.

IF NOT MARKED TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

                                   IMPORTANT:
   THIS PROXY IS CONTINUED AND MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

                                XPLOR CORPORATION
         PLEASE MARK YOUR VOTE IN THE OVAL ( ) IN THE FOLLOWING MANNER
                              USING DARK INK ONLY
              THE BOARD OF DIRECTORS PROPOSES AND RECOMMENDS A VOTE
                         FOR PROPOSALS 1, 2 , 3 AND 4.

                                                                              (To withhold authority to vote for any individual
                                                                              nominees strike a line through the nominee's name to
                                                                              the left and fill in the "For all Except" oval.)
                                                                                                                             FOR ALL
1. ELECTION OF FIVE DIRECTORS - Nominees: James E. Gayle, Martin A. Bell,     FOR          AGAINST          ABSTAIN           EXCEPT
J.Morton Davis, Richard Goldberger and Leonard Toboroff.                      ( )            ( )              ( )              ( )

2. APPROVE 1995 STOCK OPTION PLAN as set forth as Appendix A to Proxy          FOR          AGAINST          ABSTAIN
Statement.                                                                    ( )            ( )              ( )

3. RATIFY SELECTION OF ARTHUR ANDERSEN & CO. as independent                   FOR          AGAINST          ABSTAIN
auditors for the fiscal year ending December 31, 1996.                        ( )            ( )              ( )

 4. APPROVE AN AMENDMENT OF CERTIFICATE OF INCORPORATION to                   FOR          AGAINST          ABSTAIN
increase the number of authorized shares of Common Stock.                     ( )            ( )              ( )

                                                                              Mark here if you plan to attend the Annual Meeting.( )

- --------------------------------------------------------------------------------
Signature(s) of holders of Common Stock should agree with the name(s) shown on this Proxy. For joint accounts, both owners should sign.

    Dated:                                                            , 1996
          ------------------------------------------------------------